Exhibit 3.4

BATH & BODY WORKS BRAND MANAGEMENT, INC.

BYLAWS

ARTICLE I - STOCKHOLDERS

Section 1. Annual Meeting.

An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place within or without the State of Delaware, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within 13 months subsequent to the later of the date of incorporation or the last annual meeting of stockholders or the last action by written consent to elect directors in lieu of an annual meeting.

Section 2. Special Meetings.

Special meetings of the stockholders may be called for such purpose or purposes, on such date, at such time, and be held at such place within or without the State of Delaware, as shall be prescribed in the notice of the meeting by the president, or in case of the president’s death, absence or disability, the vice president, if any, authorized to exercise the authority of the president or a majority of the Board of Directors acting with or without a meeting; provided, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provision of the certificate of incorporation or any amendment thereto or any certificate filed under Section 151(g) of the Delaware General Corporation Law (or its successor statute as in effect from time to time), then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified.

Section 3. Notice of Meetings.

3.1. Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here or hereinafter, as required from time to time by the Delaware General Corporation Law or the certificate of incorporation).

3.2. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date, and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4. Quorum.

4.1. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.

4.2. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

4.3. If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

Section 5. Organization.

At each meeting of the stockholders, the president, or, in his/her absence, any vice president, or, in the absence of the president and all vice presidents, a chairman chosen by a majority in interest of the stockholders present in person or by proxy and entitled to vote, shall act as chairman, and the secretary of the corporation, or, if the secretary of the corporation not be present, the assistant secretary, or if the secretary and the assistant secretary not be present, any person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting.

Section 6. Conduct of Business.

The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting including such regulation of the manner of voting and the conduct of discussion as seem to him/her in order.

Section 7. Proxies and Voting.

7.1. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting.

7.2. Each stockholder shall have one vote for every share of stock entitled to vote which is registered in such stockholder’s name on the record date for the meeting, except as otherwise provided herein or required by law.

7.3. All voting, except on the election of directors and where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or such stockholder’s proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

7.4. All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast.

Section 8. Stock List.

8.1. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in such stockholder’s name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

8.2. The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 9. Voting by Written Consent.

Any action which may be taken by the stockholders at an annual or special meeting may be taken without a meeting, without prior notice and without a vote, if stockholders holding the minimum number of votes necessary to take such action shall sign a consent in writing setting forth such action; provided, however, that copies of such written consents shall be filed with the minutes of the proceedings of the stockholders and that prompt notice of the taking of any such corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented thereto in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the corporation.

ARTICLE II - BOARD OF DIRECTORS

Section 1. Number and Term of Office; Vacancies.

The number of directors who shall constitute the whole Board of Directors shall be such number as the stockholders shall at the time have designated, except that in the absence of any such designation, such number shall be two. Each director shall be elected for a term of one year and until his/her successor is elected and qualified, except as otherwise provided herein or required by law. Only stockholders shall have the power to increase or decrease the number of directors. If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, the majority of the remaining directors, although less than a quorum, by action at a meeting or by written consent, may elect a successor for the unexpired term.

Section 2. Resignations.

Any director of the corporation may resign at any time by giving written notice to the president or the secretary of the corporation. Such resignation shall take effect at the time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3. Removal.

Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 4. Regular Meetings.

Regular meetings of the Board of Directors shall be held at such place or places within or without the State of Delaware, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 5. Special Meetings.

Special meetings of the Board of Directors may be called by two-thirds of the directors then in office or by the chief executive officer and shall be held at such place, on such date, and at such time as they or he/she shall fix. Notice of the place, date, and time of each such special meeting shall be given each director, by whom it is not waived, by mailing written notice not less than three days before the meeting or by telegraphing the same not less than eighteen hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 6. Quorum.

At any meeting of the Board of Directors, a majority of the whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 7. Participation in Meetings By Conference Telephone.

Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 8. Conduct of Business.

At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all Board action shall require the affirmative vote of all of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

Section 9. Powers.

The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the corporation, except such powers and such acts and things as are deserved in the certificate of incorporation or in these bylaws to the stockholders.

Section 10. Compensation of Directors.

Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the directors.

ARTICLE III - COMMITTEES

Section 1. Committees of the Board of Directors.

The Board of Directors may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any such committee shall, to the extent provided by resolution of the Board of Directors, have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority of the Board of Directors in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to the stockholders for approval or (ii) adopting, amending or repealing any bylaw of the corporation. In the absence or disqualification of any member of any committee and any alternate member in his/her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 2. Conduct of Business.

Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum; and all matters shall be determined by the affirmative vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

ARTICLE IV - OFFICERS

Section 1. General Provisions.

The officers of the corporation shall be the president, such number of vice-presidents as the board may from time to time determine, a secretary and a treasurer. Any person may hold any two or more offices and perform the duties thereof, except the offices of president and vice-president. If one person is chosen to hold the offices of secretary and treasurer, he/she shall be known as secretary-treasurer of the corporation. All the duties and obligations assigned to, and all references made to both the secretary and the treasurer in these bylaws, shall apply to the secretary-treasurer, if one person be elected to both of these offices.

Section 2. Election, Terms of Office, and Qualification.

The officers of the corporation named in Section 1 of this Article IV shall be elected by the Board of Directors or, alternatively, by the stockholders of the corporation, for an indeterminate term and shall hold office during the pleasure of the Board of Directors, or in the event the officers are elected by the stockholders, they shall hold office during the pleasure of the stockholders.

Section 3. Additional Officers, Agents, etc.

In addition to the officers mentioned in Section 1 of this Article IV, the corporation may have such other officers or agents as the Board of Directors or the stockholders may deem necessary and may appoint, each of whom or each member of which shall hold office for such period, have such authority and perform such duties as may be provided in these bylaws or as the Board of Directors or the stockholders may from time to time determine. The Board of Directors or the stockholders may delegate to any officer the power to appoint any subordinate officers or agents. In the absence of any officer of the corporation, or for any other reason the Board of Directors or the stockholders may deem sufficient, the Board of Directors or the stockholders may delegate, for the time being, the powers and duties, or any of them, of such officer to any other officer, or to any directors.

Section 4. Removal.

Any officer of the corporation may be removed, either with or without cause, at any time, by resolution adopted by the Board of Directors or the stockholders at any meeting, the notice (or waivers of notice) of which shall have specified that such removal action was to be considered. Any officer appointed not by the Board of Directors or the stockholders but by an officer or committee to which the Board of Directors or the stockholders shall have delegated the power of appointment may be removed, without or without cause, by the committee or superior officer (including successors) who made the appointment, or by any committee or officer upon whom such power of removal may be conferred by the Board of Directors or the stockholders.

Section 5. Resignations.

Any officer may resign at any time by giving written notice to the Board of Directors, the president or the secretary of the corporation. Any such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6. Vacancies

A vacancy in any office because of death, resignation, removal, disqualification or otherwise, shall be filled in the manner prescribed in these bylaws for regular appointments or elections to such office.

ARTICLE V - DUTIES OF THE OFFICERS

Section 1. The President

The president shall be the chief executive officer of the corporation and shall have general supervision over the property, business and affairs of the corporation and over its several officers, subject, however, to the control of the Board of Directors. The president shall, if present, preside at all meetings of the stockholders and of the Board of Directors. The president may sign, with the secretary, treasurer or any other proper officer of the corporation thereunto authorized by the Board of Directors certificates for shares in the corporation. The president may sign, execute, and deliver in the name of the corporation all deeds, mortgages, bonds, leases, contracts, or other instruments either when specially authorized by the Board of Directors or when required or deemed necessary or advisable by him/her in the ordinary conduct of the corporation’s normal business, except in cases where the signing and execution thereof shall be expressly delegated by these bylaws to some other officer or agent of the corporation or shall be required by law or otherwise to be signed or executed by some other officer or agent, and he/she may cause the seal of the corporation, if any, to be affixed to any instrument requiring the same.

Section 2. Vice-Presidents.

The vice-presidents shall perform such duties as are conferred upon them by these bylaws or as may from time to time be assigned to them by the Board of Directors or the president. In the absence or disability of the president, the vice-president designated by the Board of Directors shall perform all the duties of the president, and when so acting, shall have all the powers of the president. The authority of vice-presidents to sign in the name of the corporation all certificates for shares and authorized deeds, mortgages, leases, bonds, contracts, notes and other instruments, shall be coordinate with like authority of the president.

Section 3. The Treasurer.

The treasurer shall be the custodian of all funds and securities of the corporation. Whenever so directed by the Board of Directors, he/she shall render a statement of the cash and other accounts of the corporation, and he/she shall cause to be entered regularly in the books and records of the corporation to be kept for such purpose full and accurate accounts of the corporation’s receipts and disbursements. He/she shall have such other powers and shall perform such other duties as may from time to time be assigned to him/her by the Board of Directors.

Section 4. The Secretary.

The secretary shall record and keep the minutes of all meetings of the stockholders and the Board of Directors in a book to be kept for that purpose. He/she shall be the custodian of, and shall make or cause to be made the proper entries in, the minute book of the corporation and such other books and records as the Board of Directors may direct. He/she shall be the custodian of the seal of the corporation, if any, and shall affix such seal to such contracts, instruments and other documents as the Board of Directors or any committee thereof may direct. He/she shall have such other powers and shall perform such other duties as may from time to time be assigned to him/her by the Board of Directors.

ARTICLE VI - INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. Indemnification

The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, or pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he/she, his/her testator, or intestate is or was a director or officer of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a member of any committee or similar body against all expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with such action, suit or proceeding (including appeals) or the defense or settlement thereof or any claim, issue or matter therein, to the fullest extent permitted by the laws of the State of Delaware as they may exist from time to time.

Section 2. Insurance.

The proper officers of the corporation, without further authorization by the Board of Directors, may in their discretion purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent for another corporation, partnership, joint venture, trusts or other enterprise, against any liability.

Section 3. ERISA.

To assure indemnification under this provision of all such persons who are or were “fiduciaries” of an employee benefit plan governed by the Act of the United States Congress entitled “Employee Retirement Income Security Act of 1974”, as amended from time to time (“ERISA”), the provisions of this Article VI shall, except as limited by Section 410 of ERISA, for the purposes hereof, be interpreted as follows: an “other enterprise” shall be deemed to include an employee benefit plan; the corporation shall be deemed to have requested a person to serve as a director, officer, employee or agent of an employee benefit plan where the performance of such person of his/her duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to ERISA shall be deemed “fines”; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person’s duties for a purpose reasonably believed by such person to be in compliance with ERISA and the terms of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

Section 4. Contractual Nature.

The foregoing provision of this Article VI shall be deemed to be a contract between the corporation and each director and officer who serves in such capacity at any time while this Section is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts when or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

Section 5. Construction.

For the purposes of this Article VI, references to “the corporation” include in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director or officer of such constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a member of any committee or similar body shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he/she would have with respect to such constituent corporation if its separate existence had continued.

Section 6. Non-Exclusive.

The corporation may indemnify, or agree to indemnify, any person against any liabilities and expenses and pay any expenses, including attorneys’ fees, in advance of final disposition of any action, suit or proceeding, under any circumstances, if such indemnification and/or payment is approved by the vote of the stockholders or of the disinterested directors, or is, in the opinion of independent legal counsel selected by the Board of Directors, to be made on behalf of an indemnitee who acted in good faith and in a manner he/she reasonably believed to be in, or not opposed to, the best interests of the corporation.

ARTICLE VII - STOCK

Section 1. Certificates of Stock.

Each stockholder shall be entitled to a certificate signed by, or in the name of the corporation by the president or a vice-president, and by the secretary or an assistant secretary, or the treasurer or an assistant treasurer, certifying the number of shares owned by such stockholder. Any or all of the signatures on the certificate may be facsimile.

Section 2. Transfers of Stock.

Transfers of stock shall be made only upon the transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation. Except where a certificate is issued in accordance with Section 4 of Article VII of these bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 3. Record Date.

The Board of Directors may fix a record date, which shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to the time for any other action hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof, to express consent to corporate action in writing without a meeting; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.

Section 4. Lost, Stolen or Destroyed Certificates.

In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5. Regulations.

The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VIII - NOTICES

Section 1. Notices.

Whenever notice is required to be given to any stockholder, director, officer, or agent, such requirement shall not be construed to mean personal notice. Such notice may in every instance be effectively given by depositing a writing in a post office or letter box, in a postpaid, sealed wrapper, or by dispatching a prepaid telegram, addressed to such stockholder, director, officer, or agent at his/her address as the same appears on the books of the corporation. The time when such notice is dispatched shall be the time of the giving of the notice.

Section 2. Waivers.

A written waiver of any notice, signed by a stockholder, director, officer, or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE IX - MISCELLANEOUS

Section 1. Facsimile Signatures.

In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 2. Corporate Seal.

The Board of Directors may provide a suitable seal, containing the name of the corporation, which seal shall be in the charge of the secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the treasurer or by the assistant secretary or assistant treasurer.

Section 3. Reliance upon Books, Reports and Records.

Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his/her duties, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

Section 4. Fiscal Year.

The fiscal year of the corporation shall be the 52-53 week period ending on the Saturday nearest the last day of January and the next succeeding fiscal year shall begin on the Sunday following such Saturday.

Section 5. Time Periods.

In applying any provision of these bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 6. Depositaries and Signatories.

The president and the treasurer of the corporation are each authorized to designate depositaries for the funds of the corporation deposited in its name and the signatories and conditions with respect thereto in each case, and from time to time, to change such depositaries, signatories and conditions, with the same force and effect as if each such depositary, the signatories and conditions with respect thereto and changes therein had been specifically designated or authorized by the Board of Directors; and each depositary designated by the Board of Directors or by the president or treasurer of the corporation, shall be entitled to rely upon the certificate of the secretary and any assistant secretary of the corporation setting forth the fact of such designation and of the appointment of the officers of the corporation or of both or of other persons who are to be signatories with respect to the withdrawal of funds deposited with such depositary, or from time to time the fact of any change in any depositary or in the signatories with respect thereto.

Section 7. Execution of Instruments Generally.

In addition to the powers conferred upon the president in Article V, Section 1 and except as otherwise provided in Section 6 of this Article IX, all contracts and other instruments entered into in the ordinary course of business requiring execution by the corporation may be executed and delivered by any vice president or the treasurer and authority to sign any such contracts or instruments, which may be general or confined to specific instances, may be conferred by the Board of Directors upon any other person or persons. Any person having authority to sign on behalf of the corporation may delegate, from time to time, by instrument in writing, all or any part of such authority to any person or persons if authorized so to do by the Board of Directors.

Section 8. Voting Securities of Other Corporations.

Unless otherwise directed by the Board of Directors, the president and any vice president of the corporation shall have the power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting, or with respect to any action, of stockholders of any other corporation in which this corporation may hold securities and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.